UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2004

ONYX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-28298	94-3154463
(Commission File No.)	(IRS Employer Identification No.)

3031 Research Drive
Richmond, California 94806
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 222-9700

ITEM 5. OTHER EVENTS

     On April 5, 2004, Onyx Pharmaceuticals, Inc., or Onyx, and Bayer Pharmaceuticals Corporation, or Bayer, announced that BAY 43-9006 had been granted Fast Track status by the U.S. Food and Drug Administration. BAY 43-9006 is being evaluated by Onyx and Bayer for the treatment of metastatic renal cell carcinoma, or advanced kidney cancer, and is currently in Phase III clinical testing. The press release dated April 5, 2004, titled “BAY 43-9006 Receives Fast Track Designation from the FDA for Metastatic Kidney Cancer Review,” is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

     Neither the filing of any press release as an exhibit to this Current Report on Form 8-K nor the inclusion in that press release of a reference to Onyx’s Internet address shall, under any circumstances, be deemed to incorporate the information available at that Internet address into this Current Report on Form 8-K. The information available at the Onyx’s Internet address is not part of this Current Report on Form 8-K or any other report filed by Onyx with the Securities and Exchange Commission.

     This Current Report and exhibit incorporated herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act, as amended, regarding Onyx’s plans as to the development of its product candidates, including further clinical testing and the timing of such clinical trials, and Onyx’s expectations or beliefs of the commercial potential of its product candidates. The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward-looking statements. These risks include, but are not limited to, those associated with the timeline for clinical activity, results of pending or future clinical trials, changes in the status of Onyx’s collaborative relationships and Onyx’s expectations or beliefs of the commercial potential of BAY 43-9006. More information about Onyx Pharmaceuticals and these and other risks related to Onyx is detailed in Onyx’s most recent annual report on Form 10-K for the fiscal year ended December 31, 2003 and subsequent quarterly reports on Form 10-Q as filed with the U.S. Securities and Exchange Commission. Onyx cannot guarantee any future results, levels of achievement or performance. Onyx does not undertake an obligation to update forward-looking statements.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit Number	Description
99.1	Press Release titled “BAY 43-9006 Receives Fast Track Designation from the FDA for Metastatic Kidney Cancer Review,” dated April 5, 2004.

     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONYX PHARMACEUTICALS, INC.

Dated: April 6, 2004	By:	/s/ Marilyn E. Wortzman

Marilyn E. Wortzman Vice President, Finance and Administration

EXHIBIT INDEX

Number	Description
99.1	Press Release titled “BAY 43-9006 Receives Fast Track Designation from the FDA for Metastatic Kidney Cancer Review,” dated April 5, 2004.